UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2009

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 26, 2009, the Company entered into a Memorandum of Agreement effective as of October 22, 2009 (the "Agreement") with the New Mexico Environment Department ("NMED"), pursuant to which the Company and NMED agreed to certain storage and disposal limits with respect to depleted uranium, depleted uranium hexafluoride, and depleted uranium oxide at the Company's planned Uranium De-Conversion and Fluorine Extraction Process plant to be located outside of Hobbs, New Mexico.  In addition to limitations on storage and disposal of these chemicals, the Company agreed to incorporate the terms of the Agreement into its application for a plant license with the United States Nuclear Regulatory Commission (the "NRC") and provide NMED with access to certain information provided to the NRC with respect to such license application.  The Agreement also provides that the Company will pay as liquidated damages the sum of $5,000 per day per breach of certain of the limitations with respect to storage and disposal contained in the Agreement.

 A copy of the Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to such document.

Item 7.01

Regulation FD Disclosure

The Company has issued a press release announcing the signing of the Agreement referred to in Item 1.01 above and has elected to furnish the press release as Exhibit 99.2 to this form 8-K.

(d) Exhibits

99.1

Memorandum of Agreement dated October 22, 2009 between International Isotopes Inc. and New Mexico Environment Department

99.2

Press Release dated October 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes, Inc.

Date: October 27, 2009	By:	/s/ Steve T. Laflin
Steve T. Laflin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Memorandum of Agreement dated October 22, 2009 between International Isotopes Inc. and New Mexico Environment Department

99.2	Press Release dated October 26, 2009